SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2001

_________________

IRWIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          (a)      On May 2, 2001, Irwin Financial Corporation (the "Registrant") dismissed PricewaterhouseCoopers, LLC ("PricewaterhouseCoopers") as its independent accountants.

          (b)      PricewaterhouseCoopers reported on the Registrant's financial statements for the fiscal years ended December 31, 2000 and December 31, 1999.

          (c)      The report of PricewaterhouseCoopers on the Registrant's financial statements for the fiscal years ended December 31, 2000 and December 31, 1999, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

          (d)      The Registrant's Audit Committee recommended, and its Board of Directors approved, effective as of May 2, 2001, the decision to change independent accountants.

          (e)      In connection with its audits for the fiscal years ended December 31, 2000 and December 31, 1999, and through May 2, 2001: (1) there have been no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers would have caused it to make reference thereto in its reports on the financial statements for such periods; and (2) there has been no matter that was the subject of a reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

          (f)      Effective as of May 8, 2001, the Registrant has engaged Deloitte & Touche LLP as its new independent accountants to audit the Registrant's financial statements. During the Registrant's two most recent fiscal years ended December 31, 2000 and December 31, 1999, and through May 2, 2001, the Registrant has not consulted with Deloitte & Touche LLP regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Registrant's financial statements or any matter that was the subject of a disagreement or reportable event with the former auditor (as defined in Regulation S-K, Item 304(1)(1)(iv) and (v), respectively).

          (g)      The Registrant requested that PricewaterhouseCoopers furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 2, 2001, is filed as Exhibit 16 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

Exhibit No.	Description
16	Letter from PricewaterhouseCoopers, LLC
99.1	News Release issued May 9, 2001

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: May 9, 2001	By: /s/ GREGORY F. EHLINGER __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from PricewaterhouseCoopers, LLC
99.1	News Release issued May 9, 2001